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As filed with the Securities and Exchange Commission on May 16, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PETCO Animal Supplies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5999 (Primary Standard Industrial Classification Code Number)	33-0479906 (I.R.S. Employer Identification Number)

9125 Rehco Road
San Diego, California 92121
(858) 453-7845
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian K. Devine
Chief Executive Officer and President
PETCO Animal Supplies, Inc.
9125 Rehco Road
San Diego, California 92121
(858) 453-7845
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Edwards, Esq.
Andrew S. Greenhalgh, Esq.
Latham & Watkins LLP
701 "B" Street, Suite 2100
San Diego, California 92101
(619) 236-1234

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-102512

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	730,000	$20.99	$15,322,700	$1,240

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sale prices of our common stock reported on the Nasdaq National Market on May 14, 2003.

EXPLANATORY NOTE

        This registration statement is being filed with respect to the registration of an additional 730,000 shares of common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which may be sold from time to time by selling stockholders. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-1 (File No. 333-102512) filed with the SEC on January 14, 2003, as amended by Amendment No. 1 to Form S-1 on Form S-3 filed with the SEC on March 20, 2003, and which was declared effective by the SEC on March 24, 2003.

EXHIBITS

Exhibit Number	Exhibit Description
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, Independent Auditors.
24.1**	Power of Attorney.

*
Filed herewith.

**
Incorporated by reference to PETCO's Registration Statement on Form S-1, as amended on Form S-3 (File No. 333-102512).

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 16th day of May, 2003.

PETCO ANIMAL SUPPLIES, INC.
By:	/s/ BRIAN K. DEVINE Brian K. Devine President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN K. DEVINE Brian K. Devine	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 16, 2003
/s/ JAMES M. MYERS* James M. Myers	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 16, 2003
/s/ JOHN M. BAUMER* John M. Baumer	Director	May 16, 2003
/s/ JONATHAN COSLET* Jonathan Coslet	Director	May 16, 2003
/s/ JOHN G. DANHAKL* John G. Danhakl	Director	May 16, 2003
/s/ JULIAN C. DAY* Julian C. Day	Director	May 16, 2003
/s/ CHARLES W. DUDDLES* Charles W. Duddles	Director	May 16, 2003

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/s/ ARTHUR B. LAFFER* Arthur B. Laffer	Director	May 16, 2003
/s/ WILLIAM S. PRICE III* William S. Price III	Director	May 16, 2003
*By:	/s/ BRIAN K. DEVINE Brian K. Devine Attorney-in-fact

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EXPLANATORY NOTE
EXHIBITS
SIGNATURES